Exhibit 99.1

Blue Star Adds Two New Members to its Board of Directors

Miami, FL, April 25, 2022 — Blue Star Foods Corp., (NASDAQ:BSFC) (“Blue Star” or “BSFC”), an integrated Environmental, Social, and Governance (ESG) seafood company, today announced that it has added Juan Carlos Dalto and Silvia Alana were appointed to its board of directors on April 20, 2022. In doing so, the Board of Directors expands from five to seven members.

About Juan Carlos Dalto

Mr. Dalto brings over 30 years of innovative consumer goods, food and drinks experience to the Board of BSFC. Mr. Dalto currently serves as the President of Dole Sunshine Company - Dole Packaged Foods, Americas, and he previously held business development and executive positions with some of the largest and well-known nutrition and wellness companies around the world, including Danone, The Pillsbury Company, Kraft Foods, JDE and Savencia Fromage & Dairy. Mr. Dalto has a degree in Industrial Engineering from the Buenos Aires Institute of Technology - ITBA (Argentina), a Master’s Degree in Strategic Marketing from Adam Smith Open University (Argentina) and has completed executive seminars on Strategic Marketing Planning at the University of Michigan (Ann Arbor, MI, USA) and on Leadership at the London Business School (UK).

“We are thrilled to have someone with Juan Carlos’ tremendous experience on our board. He brings a wealth of knowledge in the consumer-packaged goods/innovative foods space, and in incorporating sustainability model into all the businesses in which he has been involved. We are fortunate to call upon him for key strategic advice as we continue to grow the Company.” said Mr. John Keeler, Chairman and CEO of Blue Star.

“I have watched John Keeler for many years be an innovator in the sustainable seafood industry and I am excited to join the board to help him and the other members of his team scale up what they have been doing,” said Mr. Dalto.

About Silvia Alana

Ms. Alana brings over 10 years of accounting, audit and internal controls experience to the Board of BSFC. She currently serves as the Chief Financial Officer of Blue Star. She previously held various audit and accounting roles at Brightstar Corporation, Crowe Horwath, LLP, Carnival Corporation & Plc and Pricewaterhouse Coopers, LLP. Ms. Alana graduated from Florida International University with a bachelor’s degree in accounting in 2008 and a Master of Accounting in 2009. Ms. Alana is a Certified Public Accountant.

With the addition of these two new board members, Blue Star believes it has satisfied the new Nasdaq rule 5605(f) which requires Nasdaq-listed companies to have, or publicly disclose why they do not have, at least two diverse directors.

About Blue Star Foods Corp.

Blue Star Foods Corp. is an integrated ESG seafood company that processes, packages and sells high-value seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: www.bluestarfoods.com.

Forward Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

IR@bluestarfoods.com